SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2001

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                       N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events.

      On June 28, 2001, Central Vermont Public Service Corporation (the "Company") obtained from its bondholders sufficient consents to implement the Forty-Second Supplemental Indenture to its First Mortgage Bonds ("Mortgage") that eliminates the risk of a cross-default under the Mortgage if in the future there occurs an insolvency of or financing default by Catamount Resources Corporation ("CRC"), a wholly-owned subsidiary of the Company, and its current and future wholly- and partially-owned direct and indirect subsidiaries and partially-owned affiliates. All of the Company's non-regulated operating units are owned by CRC. The amendment removes CRC from the definition of "subsidiary" for these purposes under the indenture. The Forty-Second Supplemental Indenture also consolidates dividend restrictions for all outstanding First Mortgage Bonds. A copy of the Forty-Second Supplemental Indenture is filed herewith as Exhibit 4-61 and is incorporated herein by reference.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Joseph M. Kraus Joseph M. Kraus, Senior Vice President, Corporate Secretary, and General Counsel

June 29, 2001